As filed with the Securities and Exchange Commission on May 23, 2003 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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MASTEC, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0829355
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3155 N.W. 77th Avenue, Miami, Florida 33122-1205
(Address of principal executive offices, including zip code)

MasTec, Inc. 1997 Non-Qualified Employee Stock Purchase Plan
(Full title of the plan)

_________________

Donald P. Weinstein	Copy to:
MasTec, Inc.	William L. Floyd, Esq.
3155 N.W. 77th Avenue	McKenna Long & Aldridge LLP
Miami, Florida 33122-1205	303 Peachtree Street, N.E.
(Name and address of agent of service)	Suite 5300
(305) 599-1800	Atlanta, Georgia 30308
(Telephone number, including area code, of agent	(404) 527-4000
for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)

Common Stock,
$0.10 par value
per share	300,000 shares	$3.665	$1,099,500.00	$88.95

(1)	The offering price of the shares which may be acquired pursuant to the MasTec, Inc. 1997 Non-Qualified Employee Stock Purchase Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of MasTec’s common stock on May 16, 2003 as quoted on the New York Stock Exchange. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the 1997 Non-Qualified Employee Stock Purchase Plan.

PART I

Explanatory Note

        On April 21, 2003, the Board of Directors of MasTec, Inc. approved an amendment to the MasTec, Inc. 1997 Non-Qualified Employee Stock Purchase Plan (the “1997 Plan”) to increase the maximum number of shares of common stock, par value $0.10 per share, that may be issued under the 1997 Plan by 300,000 additional shares. This registration statement has been filed to register the additional 300,000 shares of common stock issuable under the 1997 Plan, as amended.

        The additional shares to be registered by this registration statement are of the same class as those securities covered by MasTec’s previously filed Registration Statement on Form S-8 filed on February 27, 1997 (Registration Statement No. 333-22465); Post Effective Amendment No. 1 to Form S-8 filed July 31, 1998 (Registration Statement No. 333-22465); and Registration Statement on Form S-8 filed July 3, 2001 (Registration Statement No. 64568) for the 1997 Plan. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements, as amended, are incorporated herein by reference.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the 1997 Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act. These documents are not being filed with the Securities and Exchange Commission (the “Commission”) as a part of this registration statement in accordance with Rule 424 and 428(b) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

        The Commission allows MasTec to “incorporate by reference” the information MasTec files with the Commission, which means that MasTec can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this registration statement, and later information that MasTec files with the Commission will automatically update and supersede this information. MasTec incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until MasTec files a post-effective amendment that indicates all securities offered in this registration statement have been sold or that de-registers all securities then remaining unsold.

        MasTec has filed the following documents with the Commission that are incorporated by reference as of their respective dates:

(1)	MasTec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	MasTec’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003; and

(3)	The description of MasTec’s common stock as contained in MasTec’s Registration Statement on Form S-3 (Registration No. 333-11013) as filed with the Commission on August 29, 1996, including all amendments or reports filed for the purpose of updating such description.

    ITEM 8.         EXHIBITS

Exhibit Number	Description
5.1	Opinion of McKenna Long & Aldridge LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above).
24.1	Powers of Attorney (see signature page to this registration statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 23, 2003.

MASTEC, INC.

MASTEC, INC. (Registrant) BY: /s/ Donald P. Weinstein —————————————— Donald P. Weinstein Executive Vice President - Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald P. Weinstein and Ivette Ruiz, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 23, 2003.

Signatures	Title

/s/	Jorge Mas —————————— Jorge Mas	Chairman of the Board

/s/	Austin J. Shanfelter —————————— Austin J. Shanfelter	President and Chief Executive Officer (Principal Executive Officer)

/s/	Jose Mas —————————— Jose Mas	Director

/s/	Arthur B. Laffer —————————— Arthur B. Laffer	Director

/s/	John Van Heuvelen —————————— John Van Heuvelen	Director

/s/	Julia L. Johnson —————————— Julia L. Johnson	Director

/s/	Joseph P. Kennedy II —————————— Joseph P. Kennedy II	Director

/s/	William N. Shiebler —————————— William N. Shiebler	Director

/s/	Jose S. Sorzano —————————— Jose S. Sorzano	Director

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of McKenna Long & Aldridge LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above).
24.1	Powers of Attorney (see signature page to this registration statement).